EXHIBIT 24.1
                        POWER OF ATTORNEY
     The undersigned, individually and in the capacity relative to Loral Corporation, a New York corporation, stated below, hereby appoints Michael P. DeBlasio, Robert V. LaPenta, Michael B. Targoff and Eric J. Zahler, and each of them acting individually, to be his Attorney-in-Fact with full power of substitution to act in his name and on his behalf to sign and to file with the Securities and Exchange Commission one or more Registration Statements on Form S-3 in connection with the public offering of $800,000,000 of Loral Corporation Debt and/or Equity Securities, including but not limited to debt, convertible debt, common stock, preferred stock, preferred stock convertible or exchangeable into common stock or debt or warrants to purchase any such securities, including one or more amendments, including post-effective amendments, to such Registration Statements, which amendments may make such changes as such person deems appropriate, and to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of such Registration Statements and generally to act for and in the name of the undersigned with respect to such filing as fully as could the undersigned if then personally present and acting.

     IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

/s/ Howard Gittis                                   May 19, 1994
Howard Gittis         Director
/s/Robert B. Hodes                                  May 16, 1994
Robert B. Hodes       Director
/s/Gershon Kekst                                    May 17, 1994
Gershon Kekst         Director
/s/Charles Lazarus                                  May 17, 1994
Charles Lazarus       Director
/s/Allen M. Shinn                                   May 17, 1994
Allen Shinn           Director
/s/Thomas J. Stanton, Jr.                           May 17, 1994
Thomas J. Stanton, Jr.Director
/s/Daniel Yankelovich                               May 17, 1994
Daniel Yankelovich    Director